UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.02. Termination of a Material Definitive Agreement.

On September 30, 2004, HomeBanc Mortgage Corporation (“HBMC”), a wholly owned subsidiary of HomeBanc Corp. (the “Company”), terminated the Master Repurchase Agreement dated as of August 8, 2003 (the “Agreement”), by and between Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) and HBMC. The Agreement provided for an uncommitted facility of $100 million to fund HBMC’s repurchase of mortgage loans from CSFB. As of September 30, 2004, the amount outstanding under the Agreement was $27.7 million. As a result of HBMC’s diminished use of the facility, HBMC terminated the Agreement and repaid the full balance of the outstanding commitments under the Agreement. Neither the Company nor HBMC incurred any penalties as a result of the termination of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Charles W. McGuire
Charles W. McGuire
Executive Vice President,
General Counsel & Secretary

Date: October 8, 2004